UNITED STATES

SECURITITES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

BROADWAY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27464	95-4547287
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Wilshire Boulevard, Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

On April 5, 2006, Broadway Financial Corporation (the “Company”), the holding company of Broadway Federal Bank, f.s.b. (“Bank”), entered into a Preferred Stock Purchase Agreement with National Community Investment Fund (“NCIF”) to sell to NCIF 76,950 shares of non-voting Series C Noncumulative Convertible Perpetual Preferred Stock at a price of $13.00 per share. The preferred stock is convertible at a conversion price of $13.00 per share, subject to certain anti-dilution adjustment provisions. The Preferred Stock Purchase Agreement is included as exhibit 10.1.

The Series C Preferred Stock was sold without registration with the Securities and Exchange Commission under the Securities Act of 1933 in reliance on the exemption provided by Section 4(2) of that Act.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Preferred Stock Purchase Agreement between Broadway Financial Corporation and National Community Investment Fund

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION (Registrant)

Date: April 6, 2006	By	/s/ Paul C. Hudson
Paul C. Hudson
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Preferred Stock Purchase Agreement between Broadway Financial Corporation and National Community Investment Fund

4